EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the inclusion in this registration statement of our report dated October 10, 1997 on the financial statements of Kratz-Wilde Machine Company as of October 31, 1996 and 1995, and for the year ended October 31, 1996 and to references to our firm related to those statements included in this registration statement.

Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
 March 24, 1998.